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                                                                    EXHIBIT 10.1

                            AGREEMENT OF DEFINITIONS

                                  by and among

                       NISSAN MOTOR ACCEPTANCE CORPORATION

                           NISSAN AUTO LEASING LLC II

                         NISSAN AUTO LEASE TRUST 2003-A

                               NISSAN-INFINITI LT

                                   NILT TRUST

                                   NILT, INC.

                            WILMINGTON TRUST COMPANY

                         U.S. BANK NATIONAL ASSOCIATION

                          Dated as of October 29, 2003

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                            AGREEMENT OF DEFINITIONS

                  This Agreement of Definitions ("Agreement of Definitions"), dated as of October 29, 2003, is by and among Nissan Auto Lease Trust 2003-A, as issuer (the "Issuer"), NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary (in such capacity, the "Grantor" and the "UTI Beneficiary," respectively), Nissan-Infiniti LT, a Delaware statutory trust (the "Titling Trust"), Nissan Motor Acceptance Corporation, a California corporation ("NMAC"), in its individual capacity, as servicer and as Administrative Agent (in such capacity, the "Servicer" and the "Administrative Agent," respectively), Nissan Auto Leasing LLC II, a Delaware limited liability company ("NALL II"), NILT, Inc., a Delaware corporation, as trustee to the Titling Trust (the "Titling Trustee"), Wilmington Trust Company, a Delaware banking corporation, as owner trustee and Delaware trustee (in such capacity, the "Owner Trustee" and the "Delaware Trustee," respectively) and U.S. Bank National Association, a national banking association ("U.S. Bank"), as trust agent and indenture trustee (in such capacity, the "Trust Agent" and the "Indenture Trustee," respectively).

                                    RECITALS

                  A. Pursuant to the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the "Titling Trust Agreement"), among the Grantor, the Servicer, the Trustee, the Owner Trustee, and the Trust Agent, the Titling Trust was formed to take assignments and conveyances of and hold in trust various assets (the "Trust Assets");

                  B. The UTI Beneficiary, the Servicer, and the Titling Trust have entered into the SUBI Servicing Agreement, dated as of March 1, 1999 (the "Basic Servicing Agreement"), by and among the UTI Beneficiary, the Servicer, and the Issuer, which provides for, among other things, the servicing of the Trust Assets by the Servicer;

                  C. Pursuant to the Titling Trust Agreement, from time to time the Trustee, on behalf of the Titling Trust and at the direction of the UTI Beneficiary, will identify and allocate on the books and records of the Titling Trust certain Trust Assets and create and issue one or more special units of beneficial interest (each, a "SUBI"), the beneficiaries of which generally will be entitled to the net cash flows arising from such Trust Assets;

                  D. The parties hereto desire to supplement the Titling Trust Agreement (as so supplemented by the 2003-A SUBI Supplement, the "SUBI Trust Agreement") to create a SUBI (the "2003-A SUBI");

                  E. The parties hereto desire to identify and allocate to the 2003-A SUBI a separate portfolio of Trust Assets consisting of leases (the "2003-A Leases") and certain other related Trust Assets and the vehicles that are leased under the 2003-A Leases (the "2003-A Vehicles");

                  F. The parties hereto also desire that the Titling Trust issue to NILT Trust a certificate evidencing a 100% beneficial interest in the 2003-A SUBI (the "2003-A SUBI Certificate");

                  G. NILT Trust will transfer the 2003-A SUBI Certificate and the 2003-A SUBI Assets evidenced thereby to NALL II pursuant to the SUBI Certificate Transfer Agreement, dated as of October 29, 2003 (the "SUBI Certificate Transfer Agreement"). NALL II will further transfer the 2003-A SUBI Certificate and the 2003-A SUBI Assets evidenced thereby to the Issuer pursuant to the Trust SUBI Certificate Transfer Agreement, dated as of October 29, 2003 (the "Trust SUBI Certificate Transfer Agreement").

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                  H.       Pursuant to the Indenture, dated as of October 29,
2003 (the "Indenture"), by and between the trust and the Indenture Trustee, the Issuer will (i) issue $240,300,000 aggregate principal amount of 1.16563% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $277,000,000 aggregate principal amount of 1.69000% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $379,950,000 aggregate principal amount of Floating Rate Asset Backed Notes, Class A-3a (the "Class A-3a Notes"), and $342,450,000 aggregate principal amount of 2.57000% Asset Backed Notes, Class A-3b (the "Class A-3b Notes," and, together with the Class A-1 Notes, the Class A-2 Notes, and the Class A-3a Notes, the "Notes"); and (ii) pledge the 2003-A SUBI Certificate and the 2003-A SUBI Assets evidenced thereby to the Indenture Trustee for the benefit of the holders of the Notes;

                  I. The parties hereto also desire to register a pledge of the 2003-A SUBI Certificate to the Indenture Trustee for the benefit of the holders of the Notes;

                  J. The parties hereto have agreed to enter into this Agreement of Definitions in an effort to establish and agree upon a single set of definitions for any capitalized term used and not otherwise defined in any documents executed in connection with the 2003-A SUBI if such document references this Agreement of Definitions.

                  NOW, THEREFORE, in consideration of the parties' mutual agreement to rely upon the definitions contained herein in the interpretation of certain of the Basic Documents (as defined herein), the parties hereto agree as follows:

                  Section 1.01. Definitions. In the event of any conflict or inconsistency between a definition set forth both herein and in any of the Basic Documents, the definitions set forth in each such Basic Document shall prevail with respect to such Basic Document. For all purposes of this Agreement of Definitions, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement of Definitions include, as appropriate, all genders and the plural as well as the singular, (ii) the term "include" and all variations thereof mean "include without limitation," (iii) the term "or" means "and/or," (iv) the term "proceeds" has the meaning ascribed to such term in the UCC, (v) any reference herein to an agreement includes any amendment, supplement or restatement thereof, (vi) any reference herein to any person includes, as applicable, any successors and permitted assigns of that person, and (vii) any reference herein to any statute means that statute, as it has been amended, and including all rules and regulations promulgated thereunder.

                  Whenever any agreement relates to the Basic Documents or to the transactions contemplated by the Basic Documents, subject to the preceding paragraph, the capitalized terms used without definition in such agreement shall have the following meanings:

                  "Accountant" means a firm of public accountants of nationally recognized standing.

                  "Accounts" means the Note Distribution Account and the Reserve Account.

                  "Accrual Period" means (i) with respect to any Payment Date and the Class A-1 Notes and the Class A-3a Notes, the period from and including the immediately preceding Payment Date to but excluding the current Payment Date, or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date to, but excluding, the first Payment Date and (ii) with respect to any Payment Date and the Class A-2 Notes and the Class A-3b Notes, the period from and including the 15th day of each month to but excluding the 15th day of the immediately succeeding month, or with respect to the first Payment Date, from and including the Closing Date to, but excluding, the first Payment Date.

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                  "Act" has the meaning set forth in Section 11.03(a) of the
Indenture.

                  "Administrative Agent" means NMAC, as Administrative Agent under the Trust Administration Agreement.

                  "Administrative Charge" means, with respect to any Lease, any payment (whether or not part of the fixed monthly payment) payable to the related Lessor representing a late payment fee, an Extension Fee, an allocation to the related Lessee of insurance premiums, sales, personal property or excise taxes or any other similar charge, plus any disposition fee, with respect to any Lease or Leased Vehicle.

                  "Administrative Lien" means a first lien upon any Certificate of Title deemed necessary and useful by the Servicer or by the UIT Beneficiary and the Servicer solely to provide for delivery of title documentation to the Titling Trustee or its designee.

                  "Advance" means a Sales Proceeds Advance or a Monthly Payment Advance, as the context may require.

                  "Affiliate" of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan) or (ii) is an officer, director, member or partner of such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities (on a fully diluted basis, having ordinary voting power for the election of directors, members or managing partners of such Person) or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Certificate Balance" means, as of any date, the aggregate principal amount of the Trust Certificates as of such date.

                  "Agreement of Definitions" means this Agreement of Definitions.

                  "Assets" has the meaning set forth in Section 2.01 to the SUBI Certificate Transfer Agreement.

                  "Assignee-Secured Party" U.S. Bank, acting in such capacity under the Control Agreement.

                  "Auction Proceeds" means, with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any vehicle which is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.

                  "Authenticating Agent" means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes or any Person authorized by the Owner Trustee to act on behalf of the Owner Trustee to authenticate and deliver the Trust Certificates, as the context may require.

                  "Authorized Newspaper" means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays, and holidays.

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                  "Authorized Officer" means (a) with respect to the Issuer, (i)
any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Trust Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Administrative Agent, and (b) with respect to the Servicer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Servicer.

                  "Automotive Lease Guide" means the publication of such name, which includes residual factors, or any successor publication.

                  "Available Funds" means, for any Payment Date and the related Collection Period, the sum of the following amounts: (i) SUBI Collections, (ii) Advances, (iii) in the case of an Optional Purchase, the Optional Purchase Price and (iv) Cap Payments and Cap Termination Payments made by the Cap Provider to the Issuer.

                  "Available Funds Shortfall Amount" means, for any Payment Date and the related Collection Period, the amount, if any, by which Available Funds are less than (i) the Servicer Monthly Payment and (ii) the amount necessary to make the distributions in clauses (i) through (ii) of Section 8.04(a) of the Indenture, except that the Optimal Principal Distributable Amount rather than the Monthly Principal Distributable Amount shall be used for purposes of clause
(ii).

                  "Available Principal Distribution Amount" means, for any Payment Date and the related Collection Period, an amount equal to the sum of the amount of (i) Available Funds remaining after the Servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee (together with any unpaid Servicing Fees in respect of one or more prior Collection Periods) and accrued interest has been paid on the Notes and (ii) the Reserve Account Draw Amount remaining after accrued interest has been paid on the Notes.

                  "Back-Up Event" means that a court of competent jurisdiction has made a determination or ruling that has the effect of allowing realization on the security intended to be provided to the Indenture Trustee by the Transfer Documents only if such transactions are deemed to constitute a loan by any or all of the Securityholders, secured directly by a pledge of the 2003-A SUBI Assets or any interest therein (rather than by the 2003-A SUBI Certificate and the beneficial interest in the 2003-A SUBI Assets represented thereby).

                  "Back-up Security Agreement" means the security agreement, dated as of October 29, 2003, among NMAC, the Titling Trust, NILT Trust, the Transferor, the Issuer, and the Indenture Trustee.

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

                  "Basic Documents" means the Servicing Agreement, the SUBI Trust Agreement, the Trust Agreement, the Trust Administration Agreement, the Indenture, the SUBI Certificate Transfer Agreement, the Trust SUBI Certificate Transfer Agreement, the Control Agreement, the Underwriting Agreement, the Back-up Security Agreement, the 2003-A SUBI Certificate, the Interest Rate Cap Agreement, and the Securities.

                  "Basic Servicing Agreement" means the servicing agreement, dated as of March 1, 1999, among the Titling Trust, NILT Trust, the UTI Beneficiary, and NMAC, as servicer.

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                  "Beneficiaries" means, collectively, the Related Beneficiaries of all Sub-Trusts, and "Beneficiary" means any of such Beneficiaries.

                  "Benefit Plan" means (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a "plan" as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include "plan assets" by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101) or otherwise (including, for purposes of this clause, any insurance company general account).

                  "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 of the Indenture.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, California, Illinois or New York are authorized or obligated by law, executive order, or government decree to be closed.

                  "Calculation Agent" means U.S. Bank, acting in such capacity under the Indenture.

                  "Calculation Date" means, with respect to any Collection Period, the 15th calendar day of the immediately succeeding Collection Period, or if such day is not a Business Day, the Business Day immediately preceding such calendar day.

                  "Cap Event of Default" means (i) the failure of the Cap Provider to pay any amount when due under the Interest Rate Cap Agreement after giving effect to any applicable grace period; (ii) the occurrence of certain events of insolvency or bankruptcy of the Cap Provider as specified in the Interest Rate Cap Agreement; and (iii) certain other standard events of default as specified in the Interest Rate Cap Agreement.

                  "Cap Payments" means on any Payment Date the amount, if any, then payable by the Cap Provider to the Issuer, excluding any Cap Termination Payments.

                  "Cap Provider" means JPMorgan Chase Bank, as Cap Provider under the Interest Rate Cap Agreement, or any successor or replacement Cap Provider from time to time under the Interest Rate Cap Agreement.

                  "Cap Termination Event" means any Termination Event specified in the Interest Rate Cap Agreement.

                  "Cap Termination Payment" means any termination payment payable by the Cap Provider to the Issuer under the Interest Rate Cap Agreement.

                  "Casualty Termination" as of any date means any Lease that has been terminated prior to its Maturity Date if the related Leased Vehicle has been lost, stolen or damaged beyond economic repair.

                  "Certificate Balance" means, as of any date, the aggregate principal amount of the Trust Certificates as of such date.

                  "Certificate Distribution Account" means the account established pursuant to Section 5.01(a) to the Trust Agreement.

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                  "Certificate Distribution Amount" means, as of any Payment
Date, the amount being distributed to the Trust Certificateholders on such Payment Date.

                  "Certificate Factor" means, with respect to the Trust Certificates on any Payment Date, the seven digit decimal equivalent of a fraction, the numerator of which is the Certificate Balance on such Payment Date (after giving effect to any payment of principal on such Payment Date), and the denominator of which is the Certificate Balance on the Closing Date.

                  "Certificate of Title" has the meaning set forth in the Titling Trust Agreement.

                  "Certificate of Trust" means the Certificate of Trust filed for the Issuer pursuant to Section 3810(a) of the Statutory Trust Statute.

                  "Certificate Register" and "Certificate Registrar" mean the register mentioned in and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

                  "Claims" means all liabilities, claims and expenses (including reasonable legal and other professional fees and expenses).

                  "Class" means a group of Notes the form of which is identical except for variation in denomination, principal amount or owner, and references to "each Class" means each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Notes, and the Class A-3b Notes.

                  "Class A-1 Interest Rate" means 1.16563% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

                  "Class A-1 Note Balance" means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

                  "Class A-1 Noteholder" means, as of any date, the Person in whose name a Class A-1 Note is registered on the Note Register on such date.

                  "Class A-1 Notes" has the meaning set forth in the preamble to the Indenture.

                  "Class A-2 Interest Rate" means 1.69000% per annum (computed on the basis of a 360-day year of twelve 30-day months).

                  "Class A-2 Note Balance" means, as of any date, the Initial Class A-2 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2 Notes.

                  "Class A-2 Noteholder" means, as of any date, the Person in whose name a Class A-2 Note is registered on the Note Register on such date.

                  "Class A-2 Notes" has the meaning set forth in the preamble to the Indenture.

                  "Class A-3a Interest Rate" means LIBOR plus 0.14% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year).

                  "Class A-3a Note Balance" means, as of any date, the Initial Class A-3a Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3a Notes.

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                  "Class A-3a Noteholder" means, as of any date, the Person in whose name a Class A-3a Note is registered on the Note Register on such date.

                  "Class A-3a Notes" means has the meaning set forth in the preamble to the Indenture.

                  "Class A-3b Interest Rate" means 2.57000% per annum (computed on the basis of a 360-day year of twelve 30-day months).

                  "Class A-3b Note Balance" means, as of any date, the Initial Class A-3b Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3b Notes.

                  "Class A - 3b Notes" has the meaning set forth in the preamble to the Indenture.

                  "Class Balance" means, as of any date, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3a Note Balance, or the Class A-3b Note Balance, as applicable.

                   "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and shall initially be DTC.

                  "Clearing Agency Participant" means a broker, dealer, bank, or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date" means October 29, 2003.

                  "Code" means the Internal Revenue Code of 1986.

                  "Collateral" has the meaning set forth in Section 2.01(a) of the Back-up Security Agreement and in the Granting Clause of the Indenture, as the context may requires.

                  "Collection Account" means, with respect to any Sub-Trust, the account created, designated and maintained as such pursuant to Section 4.02 of the Titling Trust Agreement.

                  "Collection Period" has the meaning set forth in the Servicing Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Contingent and Excess Liability Insurance Policy" has the meaning set forth in the Basic Servicing Agreement.

                  "Contract Residual" means, with respect to any Lease, the expected value of the related Leased Vehicle at the Maturity Date as established or assigned by the Servicer at the time of origination of such Lease in accordance with its customary practices for the purpose of determining the Monthly Payment.

                  "Control Agreement" means the control agreement, dated as of October 29, 2003, among the Issuer, the Indenture Trustee, as Indenture Trustee and as Secured Party, and U.S. Bank, as Securities Intermediary.

                  "Co-Trustee" has the meaning set forth in the Basic Servicing Agreement.

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                  "Credit and Collection Policy" has the meaning set forth in the Basic Servicing Agreement.

                  "Corporate Trust Office" means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at Wrigley Building, 400 North Michigan Avenue, 2nd Floor, Chicago, Illinois 60611; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Noteholders and the Issuer).

                  "Cutoff Date" means the close of business on August 31, 2003.

                  "Dealer" has the meaning set forth in the Titling Trust Agreement.

                  "Default" means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.

                  "Defaulted Lease" means any Lease that (a) by its terms, is delinquent more than 120 days, (b) by its terms is delinquent less than 120 days and the Servicer has (i) determined, in accordance with the Credit and Collection Policy, that eventual payment in full is unlikely or (ii) repossessed the related Leased Vehicle (including, but not limited to, as a result of the Lessee's failure to maintain insurance coverage required by the Lease, the failure of the Lessee to timely or properly perform any obligation under the Lease, or any other act by the Lessee constituting a default under applicable law), or (c) received notification that the related Lessee is subject to bankruptcy proceedings under Chapter 13 under the Bankruptcy Code.

                  "Defaulted Vehicle" means the Leased Vehicle related to a Defaulted Lease.

                  "Definitive Note" means a definitive fully registered Note.

                  "Delaware Trustee" has the meaning set forth in the preamble to this Agreement of Definitions.

                  "Deposit Date" means, with respect to a Payment Date or Redemption Date, the close of business on the day immediately preceding such Payment Date or Redemption Date, as the case may be.

                  "Depository Agreement" means the agreement among the Issuer, the Indenture Trustee and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form of Exhibit B to the Indenture.

                  "Designated LIBOR Page" means the display on Bridge Telerate, Inc. or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates on major banks for U.S. dollars.

                  "Disposition Expenses" means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Leased Vehicle by the Servicer.

                  "Distribution Account" means either the Note Distribution Account or the Certificate Distribution Account, as the context may require.

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                  "Distribution Statement" has the meaning set forth in Section
5.02(c) of the Trust Agreement between NALL II and the Owner Trustee.

                  "DTC" means The Depository Trust Company.

                  "Early Termination Charge" means, with respect to any 2003-A Lease that is terminated prior to its Maturity Date, an amount equal to the lesser of (i) the difference, if any, between (a) the sum of (1) the present value of all remaining Monthly Payments and (2) the Contract Residual of the related 2003-A Vehicle and (b) a wholesale value assigned to such 2003-A Vehicle by the Servicer in accordance with accepted practices in the automobile industry (or by written agreement between the Servicer, on behalf of the Titling Trust, and the Lessee) and (ii) the remaining Monthly Payments.

                  "Early Termination Purchase Option Price" means, with respect to any 2003-A Lease that is terminated prior to its Maturity Date, the amount paid by the related Lessee or a Dealer to purchase the related 2003-A Vehicle.

                  "Eligible Account" means an account maintained with a depository institution or trust company (i) (a) the short-term unsecured debt obligations of which have the Required Deposit Rating or (b) having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and (ii) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company.

                  "Entitlement Holder" means, with respect to any financial asset, a Person identified in the records of the Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary with respect to such financial asset.

                  "Entitlement Order" means a notification directing the Securities Intermediary to transfer or redeem a financial asset.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "Excess Amounts" means, as of any Payment Date, the amount remaining in the 2003-A SUBI Collection Account after the distributions provided for in clauses (i) through (ii) of Section 8.04(a) of the Indenture have been made.

                  "Excess Mileage and Excess Wear and Tear Charges" or "Excess Mileage Fee" means, with respect to any 2003-A Lease or 2003-A Vehicle, any applicable charge for excess mileage or excess wear and tear.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Executive Officer" means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, or the Treasurer of such corporation or depository institution, and (ii) partnership, any general partner thereof.

                  "Expenses" means all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses, and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever.

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                  "Extended Lease" means any Lease that has had its original
Maturity Date extended by the Servicer.

                  "Extension Fee" means, with respect to any Extended Lease, any payment required to be made by the Lessee in connection with the extension of such Lease.

                  "Financial Asset" has the meaning set forth in Section 8-102(a)(9) of the New York UCC.

                  "Fitch" means Fitch, Inc.

                  "Force Majeure Event" has the meaning set forth in the Basic Servicing Agreement.

                  "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Grantor" has the meaning set forth in the preamble to the Titling Trust Agreement.

                   "Holder" has the meaning set forth in the Titling Trust Agreement.

                  "Indemnified Parties" has the meaning set forth in Section 8.01(a) to the Trust Agreement.

                  "Indenture" means the indenture, dated as of October 29, 2003 between the Trust and U.S. Bank, as Indenture Trustee.

                  "Indenture Default" has the meaning set forth in Section 5.01 of the Indenture.

                  "Indenture Trustee" means U.S. Bank, as Indenture Trustee under the Indenture.

                  "Independent" means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrative Agent and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrative Agent or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director, or Person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01(b), made by an Independent appraiser or other expert appointed by a Trust Order, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                  "Independent Manager" means an individual who was not, at the time of such appointment or at any time in the preceding five years: (i) a director, officer, or employee of any Affiliate of the Transferor (other than any limited purpose or special purpose corporation or limited liability company similar to the Transferor); (ii) a person related to any officer or director of any Affiliate of the Transferor (other than any limited purpose or special purpose corporation or limited liability company similar to the Transferor);
(iii) a direct or indirect holder of 5% or more of the any voting securities of any Affiliate of the Transferor; (iv) a person related to a direct or indirect holder of 5% or more of the any voting securities of any Affiliate of the Transferor; (v) a material creditor, material supplier, employee, officer, director, family member, manager or contractor of the Transferor or any of its Affiliates; or (vi) a person who controls the Transferor or its Affiliates or any material creditor, material supplier, employee, officer, director, manager, or material contractor of the Transferor or any of its Affiliates.

                  "Initial Class A-1 Note Balance" means $240,300,000.

                  "Initial Class A-2 Note Balance" means $277,000,000.

                  "Initial Class A-3a Note Balance" means $379,950,000.

                  "Initial Class A-3b Note Balance" means $342,450,000.

                  "Initial Class Balance" means the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3a Note Balance or the Initial Class A-3b Note Balance.

                  "Initial Deposit Amount" means the Issuer's deposit to the Reserve Account, on or before the Closing Date, of $28,500,106.27.

                  "Initial Note Balance" means the sum of the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3a Note Balance, and the Initial Class A-3b Note Balance.

                  "Initial Secured Party" has the meaning set forth in the preamble to the Control Agreement.

                  "Initial Securities Balance" means the initial principal amount of the Notes and the Trust Certificates.

                  "Initial Trust Certificate Balance" means $185,305,313.53.

                  "Insurance Expenses" with respect to any 2003-A Vehicle, 2003-A Lease or Lessee, means any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related Lessee in accordance with applicable law or the customary servicing procedures of the Servicer or
(iii) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses or Disposition Expenses and recoverable by the Servicer under the SUBI Trust Agreement.

                  "Insurance Policy" means any insurance policy (including any self-insurance), including any residual value insurance policy, guaranteed automobile protection policy, comprehensive, collision, public liability, physical damage, personal liability, contingent and excess liability, accident, health, credit, life, or unemployment insurance or any other form of insurance or self-insurance, to the extent such insurance policy relates to the 2003-A Vehicles or the ability of a Lessee to make required payments with respect to the related 2003-A Lease.

                  "Insurance Proceeds" means, with respect to any 2003-A Vehicle, 2003-A Lease or Lessee, recoveries paid to the Servicer, the Titling Trust or the Trustee on behalf of the Titling Trust under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance and amounts collected from a Lessee for amounts of deductibles not covered by Insurance Policies).

                  "Interest" means, as of any date, the ownership interest of a Trust Certificateholder (including the Transferor as holder of the Transferor Trust Certificate) in the Issuer as of such date, including the right of such Trust Certificateholder to any and all benefits to which such Trust Certificateholder may be entitled as provided in this Agreement, together with the obligations of such Trust Certificateholder to comply with all the terms and provisions of this Agreement.

                  "Interest Determination Date" means, with respect to any Interest Period, the day that is two London Business Days prior to the related Interest Reset Date.

                  "Interest Rate" means the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3a Interest Rate, the Class A-3b Interest Rate, or the Overdue Interest Rate, as applicable.

                  "Interest Rate Cap Agreement" means 1992 International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) dated as of October 29, 2003 (the "1992 ISDA Master Agreement"), including all schedules and confirmations thereto, between the Issuer and the Cap Provider, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

                  "Interest Reset Date" means, with respect to any Interest Period, the first day of such Interest Period; provided that if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

                  "Interest Period" means the Accrual Period with respect to the Class A-3a Notes.

                  "Investment Company Act" means the Investment Company Act of 1940.

                  "Issuer" means Nissan Auto Lease Trust 2003-A, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

                  "Issuer Order" and "Issuer Request" means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Lease" means any lease contract for a Leased Vehicle assigned.

                  "Lease Documents" has the meaning set forth in the Basic Servicing Agreement; provided that such definition shall refer only to lease documents related to Leases allocated to the 2003-A Lease SUBI.

                  "Leased Vehicle" means a new or used Nissan or Infiniti automobile, sport utility vehicle, minivan or light-duty truck, together with all accessories, parts and additions constituting a part thereof, and all accessions thereto, leased to a Lessee pursuant to a Lease.

                  "Lessee" means each Person that is a lessee under a Lease, including any Person that executes a guarantee on behalf of such lessee; provided that such definition shall refer only to Lessees of Leases allocated to the 2003-A SUBI.

                  "Lessee Partial Monthly Payment" means, in connection with the payment by a Lessee of less than 100% of the Monthly Payment due with respect to a 2003-A Lease, the actual amount paid by the Lessee toward such Monthly Payment.

                  "Lessee Initiated Early Termination" as of any date means any Lease that has been terminated by the related Lessee before the related Maturity Date, provided that the lessee is not in default.

                  "Lessor" means each Person that is a lessee under a Lease or assignee thereof, including the Issuer.

                  "Liability" means any liability or expense, including any indemnification obligation.

                  "LIBOR" means, for any Interest Period, the rate for deposits in U.S. dollars for a one-month period that appears on the Designated LIBOR Page, on the related Interest Determination Date; provided that, the following procedures will be followed if LIBOR cannot be determined as described above:

                           (a) With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a one-month period, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations.

                           (b) If fewer than two quotations referred to in clause (a) above are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a maturity of one-month and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

                           (c) If the banks so selected by the Calculation Agent are not quoting as mentioned in clause (b) above, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

                  "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens, any liens that attach to property by operating of law and statutory purchase liens to the extent not past due.

                  "Liquidated Lease" means a 2003-A Lease that is terminated and charged off by the Servicer prior to its Maturity Date following a default thereunder.

                  "Liquidated Vehicle" means the 2003-A Vehicle related to a Liquidated Lease.

                  "Liquidation Expenses" means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the Lessee under such Lease) or other expenses incurred prior to repossession, recovery or return of the Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of a Liquidated Vehicle that has been repossessed or recovered or has reached its Maturity Date, expenses incurred in connection with making claims under any related Insurance Policy and expenses incurred in connection with making claims for any Liquidation Expenses.

                  "Liquidation Proceeds" means all amounts received by the Servicer with respect to a Liquidated Lease and the related Liquidated Vehicle in connection with the attempted realization of the full amount due or to become due under the 2003-A Lease, including Net Auction Proceeds related to such Liquidated Vehicle, but excluding Insurance Proceeds.

                  "London Business Day" means any day on which dealings with U.S. dollars are transacted in the London interbank market.

                  "Majority Interest" means Notes, Trust Certificates or Securities, as the case may be, evidencing a majority of the Outstanding Amount of the related Notes, Trust Certificates or Securities, except that, except as otherwise provided in the Basic Documents, Securities owned by the Issuer, the Transferor, the Servicer (so long as NMAC or an Affiliate is the Servicer) or any of their respective Affiliates will not be included in such determination for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents.

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (i) the financial condition or operations of such Person and its Affiliates, taken as one enterprise, (ii) the ability of such Person to perform its material obligations under any of the Basic Documents to which such Person is a party, (iii) the legality, validity or enforceability of any material provision of the Basic Documents to which such Person is a party,
(iv) the 2003-A SUBI Certificate's beneficial interest in all or any significant portion of the 2003-A SUBI Assets or the Indenture Trustee's security interest in the 2003-A SUBI Certificate and all or any significant portion of the 2003-A SUBI Assets, or (v) the collectibility or the credit worthiness of all or any significant portion of the 2003-A Leases and the 2003-A Vehicles, other than, in the case of clauses (i) through (v), such Material Adverse Effect which are the direct result of actions or omissions of the party seeking relief under any of the Basic Documents in connection therewith.

                  "Matured Vehicle" as of any date means any Leased Vehicle the related Lease of which has reached its Maturity Date or has been terminated in connection with a Lessee Initiated Early Termination (and the Lessee is not in default under such Lease) or in connection with a Casualty Termination, which Leased Vehicle has been returned to the Servicer on behalf of the Titling Trust, if applicable.

                  "Maturity Date" means, with respect to any Lease, the date on which such Lease is scheduled to terminate as set forth in the such Lease at its date of origination or, in the case of an Extended Lease, the revised termination date.

                  "Monthly Early Termination Sale Proceeds" means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 2003-A Vehicles with respect to which the related 2003-A Lease was terminated and which were sold in such Collection Period on or after the termination of the related 2003-A Leases prior to their respective Maturity Dates, reduced by amounts required to be remitted to the related Lessees under applicable law.

                  "Monthly Payment Advance" means, with respect to any 2003-A Lease and any Collection Period, an amount equal to the difference between the Monthly Payment due and the Lessee Partial Monthly Payment.

                  "Monthly Payment" means, with respect to any Lease, the amount of each fixed monthly payment payable to the Lessor in accordance with the terms thereof, net of any portion of such fixed monthly payment that represents an Administrative Charge.

                  "Monthly Principal Distributable Amount" means, for any Payment Date and the related Collection Period, an amount equal to the lesser of
(i) the Principal Distribution Amount and (ii) the Available Principal Distribution Amount.

                  "Monthly Remittance Condition" has the meaning set forth in
Section 8.03(b) of the 2003-A Servicing Supplement.

                  "Monthly Scheduled Termination Sale Proceeds" means, with respect to a Collection Period, all (i) amounts paid by Lessees or Dealers in the event that either the Lessee or a Dealer elects to purchase a 2003-A Vehicle for its Contract Residual following a termination of the related 2003-A Lease at its Maturity Date and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for 2003-A Vehicles which matured and were sold in such Collection Period on or after the termination of the related 2003-A Leases at their respective Maturity Dates, reduced by amounts required to be remitted to the related Lessees under applicable law.

                  "Moody's" means Moody's Investors Service, Inc.

                  "MRM ALG Residual" means, with respect to any Lease, the residual value estimate produced by Automotive Lease Guide that is a percentage of the "Maximum Residualizable MSRP," which consists of the MSRP of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle.

                  "MSRP" means, with respect to any Leased Vehicle, the Manufacture's Suggested Retail Price.

                  "MSRP ALG Residual" means, with respect to any Lease, residual value estimates produced by Automotive Lease Guide based on the total MSRP of the base vehicle and all NMAC authorized options, without making a distinction between the value adding options and non-value adding options.

                  "NALL II" means Nissan Auto Leasing LLC II, a Delaware limited liability company.

                  "Net Auction Proceeds" means Auction Proceeds net of related Disposition Expenses.

                  "Net Insurance Proceeds" means Insurance Proceeds net of related Insurance Expenses.

                  "Net Liquidation Proceeds" means the Liquidation Proceeds net of related Liquidation Expenses.

                  "NILT, Inc." means NILT, Inc., a Delaware corporation.

                  "NILT Trust" means NILT Trust, a Delaware statutory trust.

                  "NMAC" means Nissan Motor Acceptance Corporation, a California corporation.

                  "Note" means either a Class A-1 Note, a Class A-2 Note, a Class A-3a Note, or a Class A-3b Note, as the context may require.

                  "Note Balance" means the sum of the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3a Note Balance, and the Class A-3b Note Balance.

                  "Note Distribution Account" means the trust account established by the Transferor, on behalf of the Issuer pursuant to Section 8.02(b) of the Indenture, into which amounts released from the 2003-A SUBI Collection Account and the Reserve Account for distribution to Noteholders shall be deposited and from which all distributions to Noteholders shall be made.

                  "Note Distribution Amount" means, as of any Payment Date, the amount being distributed to the Noteholders on such Payment Date.

                  "Note Factor" means, with respect to any Class on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Class Balance for such Class on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the related Initial Class Balance.

                  "Note Final Scheduled Payment Date" means, with respect to (i) a Class A-1 Note, October 15, 2004, (ii) a Class A-2 Note, December 15, 2005,
(iii) a Class A-3a Note, June 15, 2009 and (iv) a Class A-3b Note, June 15,
2009.

                  "Noteholder" means, as of any date, the Person in whose name a Class A-1 Note, Class A-2 Note, Class A-3a Note, or a Class A-3b Note is registered on the Note Register on such date, as the context may require.

                  "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Note Register" and "Note Registrar" have the respective meanings set forth in Section 2.04 of the Indenture.

                  "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Notes, and the Class A-3b Notes.

                  "Note Distribution Account" has the meaning set forth in the Indenture.

                  "Officer's Certificate" means (a) with respect to the Issuer, a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to, the Indenture Trustee, and (b) with respect to the Servicer, a certificate signed by an Authorized Officer or the Servicer, under the circumstances described in, and otherwise complying with, the applicable requirements of Sections 8.09 and 8.11 of the 2003-A SUBI Servicing Supplement.

                  "Opinion of Counsel" in relation to the Trust Agreement, means one or more written opinions of counsel who may, except as otherwise expressly provided in the Trust Agreement, be employees of or counsel to the Transferor, the Administrative Agent, or any of their respective Affiliates, and which opinion shall be addressed to and in form and substance satisfactory to the Owner Trustee. In relation to the Indenture, "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer or the Administrative Agent, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, comply with any applicable requirements of Section 11.01 of the Indenture, and be in form and substance satisfactory to the Indenture Trustee.

                  "Optimal Principal Distributable Amount" means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts:

                  (i) for each 2003-A Vehicle for which the related 2003-A Lease did not terminate during such Collection Period, the difference between the Securitization Value of such 2003-A Lease at the beginning and at the end of such Collection Period;

                  (ii) for each 2003-A Vehicle for which the related 2003-A Lease reached its Maturity Date during such Collection Period, the Securitization Value of such 2003-A Lease as of such Maturity Date;

                  (iii) for each 2003-A Vehicle purchased by the Servicer before its Maturity Date, the Repurchase Payment with respect to the related 2003-A Lease; and

                  (iv) for each 2003-A Lease terminated prior to its Maturity Date that becomes a Defaulted Lease during such Collection Period or is terminated by the related Lessee or the Servicer during such Collection Period pursuant to a Lessee Initiated Early Termination or a Casualty Termination, the Securitization Value of the related 2003-A Lease as of the effective date of termination of such 2003-A Lease.

                  "Optional Purchase" has the meaning set forth in Section 9.03(a) of the Trust Agreement.

                  "Optional Purchase Price" has the meaning set forth in Section 9.03(a) of the Trust Agreement.

                  "Origination Trust" means Nissan-Infiniti LT, a Delaware statutory trust.

                  "Origination Trust Agreement" means the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998, among NILT Trust, as Grantor and UTI Beneficiary, NMAC, as servicer, Wilmington Trust Company, as Delaware trustee, NILT, Inc., as trustee, and U.S. Bank National Association, as Trust Agent.

                  "Origination Trustee" means NILT, Inc., in its capacity as trustee of the Origination Trust.

                  "Other SUBI" means any SUBI other than a 2003-A SUBI.

                  "Outstanding" means, as of any date, all Notes (or all Notes of an applicable Class), all Trust Certificates or all Securities, as the case may be, theretofore authenticated and delivered under the Indenture and/or the Trust Agreement, as applicable, except:

                  (i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation or Trust Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

                  (ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed pursuant to an Optional Purchase, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made) or Trust Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee, the Owner Trustee or any Paying Agent in trust for the related Trust Certificateholders (provided, however, that if the principal with respect to such Trust Certificates will be paid pursuant to an Optional Purchase, notice of such payment has been duly given pursuant to the Trust Agreement or provision therefor, satisfactory to the Owner Trustee); and

                  (iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser or Trust Certificates in exchange for or in lieu of other Trust Certificates that have been authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Owner Trustee is presented that any such Trust Certificates that such Trust Certificates are held by a bona fide purchaser, to the extent that the Trust Certificates are transferable;

                  provided, that, unless otherwise specified in the Indenture, with respect to the Notes, or the Trust Agreement, with respect to the Trust Certificates, or in another Basic Document, in determining whether Noteholders or Trust Certificateholders holding the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Notes or Trust Certificates owned by the Issuer, the Transferor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer) or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, unless all such Notes or Trust Certificates Outstanding are owned by the Issuer, the Transferor, the Servicer (so long as NMAC or an Affiliate thereof is the Servicer), or any of their respective Affiliates; provided, further, that, in determining whether the Indenture Trustee or the Owner Trustee, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes or Trust Certificates, as applicable, that a Responsible Officer knows to be so owned shall be so disregarded. Notes or Trust Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, such pledgee's right so to act with respect to such Notes or such Trust Certificates and that such pledgee is not the Issuer, the Transferor, the Administrative Agent, or any of their respective Affiliates.

                  "Outstanding Amount" means, as of any date, the aggregate principal amount of the applicable Notes or Certificates Outstanding, as applicable, reduced by all payments of principal made in respect thereof on or prior to such date.

                  "Overdue Interest Rate" means, with respect to any Class, the Interest Rate applicable to such Class.

                  "Owner Corporate Trust Office" means the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890; or at such other address as the Owner Trustee may designate from time to time by notice to the Trust Certificateholders and the Indenture Trustee, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee shall notify the Trust Certificateholders and the Indenture Trustee).

                  "Owner Trust Estate" means the property of the Issuer, including (i) the 2003-A SUBI Certificate (transferred pursuant to the Trust SUBI Certificate Transfer Agreement), evidencing a 100% beneficial interest in the 2003-A SUBI Assets, including the right to payments thereunder from certain amounts in respect of the 2003-A Leases and received from the sale or other disposition of the Leased Vehicles on deposit in the SUBI Collection Account and investment earnings, net of losses and investment expenses, on amounts on deposit in the SUBI Collection Account; (ii) amounts deposited into the Reserve Account; (iii) the proceeds of the Interest Rate Cap Agreement and the rights of the Issuer under the Interest Rate Cap Agreement; (iv) the rights of the Issuer as secured party under the Back-up Security Agreement; (v) the rights of the Issuer to the funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time deposited or credited thereto and all proceeds thereof; (vi) the rights of the Transferor, as transferee, under the SUBI Certificate Transfer Agreement; (vii) the rights of the Issuer, as transferee, under the Trust SUBI Certificate Transfer Agreement; (viii) the rights of the Issuer as a third-party beneficiary under the Servicing Agreement, to the extent relating to the 2003-A SUBI Assets, including rights to certain Advances, and the SUBI Trust Agreement; and (ix) all proceeds, accounts, money, general intangibles, instruments, chattel paper, goods, investment property and other property consisting of, arising from or relating to the foregoing.

                  "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, as trustee of the Issuer under the Trust Agreement.

                  "Paying Agent" means, (i) under the Indenture, U.S. Bank, as Indenture Trustee, or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer, and (ii) under the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.09 of the of the Trust Agreement and shall initially be the U.S. Bank.

                  "Payment Ahead" means any payment of all or a part of one or more Monthly Payments remitted by a Lessee with respect to a 2003-A Lease in excess of the Monthly Payment due with respect to such 2003-A Lease, which amount the Lessee has instructed the Servicer to apply to Monthly Payments due in one or more subsequent Collection Periods.

                  "Payment Date" means the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, beginning on November 17, 2003.

                  "Payment Date Advance Reimbursement" has the meaning set forth in Section 8.03(a)(iv)(A) of the 2003-A Servicing Supplement.

                  "Payment Date Certificate" has the meaning set forth in
Section 8.03(a) of the Indenture.

                  "Payoff" means amounts paid to the Servicer to purchase a 2003-A Vehicle.

                  "Permitted Investments" has the meaning set forth in the Titling Trust Agreement.

                  "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government, or any agency or political subdivision thereof.

                  "Pledgors" means NMAC, the Titling Trust, NILT Trust, the Transferor, and the Issuer.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                  "Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess, if any, of the Principal Distribution Amount over the Monthly Principal Distributable Amount.

                  "Principal Distribution Amount" means, for any Payment Date, the aggregate amount of principal payable on the Securities, equal to the sum of
(i) the Optimal Principal Distributable Amount and (ii) any Principal Carryover Shortfall as of the preceding Payment Date; provided, however, that on or after the Note Final Scheduled Payment Date for any Class of Notes and so long as no Indenture Default has been declared, the Principal Distribution Amount shall equal, until the Class Balance of such Class is reduced to zero, the greater of
(i) such Class Balance and (ii) the sum of (A) the Optimal Principal Distributable Amount and (B) any Principal Carryover Shortfall as of the preceding Payment Date. Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the outstanding Securities Balance and the aggregate amount of principal paid in respect of a Class shall not exceed the related Initial Class Balance.

                  "Proceeding" has the meaning set forth in the Titling Trust Agreement.

                  "Prospectus" means the Prospectus, dated October 21, 2003, relating to the offering of the Notes.

                  "Rated Securities" has the meaning set forth in the Titling Trust Agreement.

                  "Rating Agency" means, with respect to the 2003-A SUBI, each of Fitch, Moody's and Standard & Poor's.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten Business Days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof by the Transferor, the Administrative Agent, or the Issuer.

                  "Rating Event" means the qualification, reduction, or withdrawal by such Rating Agency of its then-current rating of any Class.

                  "Reallocation Payment" means the proceeds allocated from the UTI to the 2003-A SUBI in connection with any reallocation of a Matured Vehicle or a Defaulted Vehicle from the 2003-A SUBI to the UTI pursuant to Section 8.02(c) of the 2003-A Servicing Supplement in an amount equal to the Net Liquidation Proceeds for such Matured Vehicle or Defaulted Vehicle.

                  "Record Date" means, with respect to any Payment Date, the close of business on the day immediately preceding such Payment Date.

                  "Recoveries" means, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to all 2003-A Leases which (i) became Liquidated Leases before such Collection Period and (ii) have reached or were terminated prior to their respective Maturity Dates before such Collection Period and with respect to which the proceeds from the sale of the related 2003-A Vehicles were received before such Collection Period, minus any amounts remitted to the related Lessees as required by law.

                  "Redemption Date" means in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Administrative Agent or the Issuer pursuant to Section 10.01 of the Indenture.

                  "Redemption Price" means an amount equal to the Note Balance plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed (including, to the extent allowed by law, interest on overdue interest, if applicable), up to but excluding the Redemption Date.

                  "Registered Pledgee" has the meaning set forth in the Titling Trust Agreement.

                  "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the related Deposit Date.

                  "Related Beneficiary" means each of NILT Trust and NALL II.

                  "Related Documents" shall mean all of the Basic Documents to which the Issuer or the Owner Trustee is a party.

                  "Remaining Net Auction Proceeds" means Net Auction Proceeds, less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.

                  "Remaining Payoffs" means Payoffs, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Termination Sale Proceeds.

                  "Repayment Price" means an amount equal to the unpaid principal amount of the Trust Certificates.

                  "Repurchase Payment" means, with respect to a 2003-A Lease and the related 2003-A Vehicle required to be purchased by the Servicer pursuant to
Section 8.02(a) and Section 8.02(b) of the Servicing Agreement, the sum of (i) the Securitization Value of the 2003-A Lease as of the end of the Collection Period preceding the Collection Period in which the Servicer granted an extension with respect to such 2003-A Lease or discovers or receives notice of the change in domicile with respect to Section 8.02(a) of the Servicing Agreement or discovers a breach of representations or warranties pursuant to
Section 8.02(b) of the Servicing Agreement and (ii) any delinquent Monthly Payments which have not been paid by the related Lessee by the end of the Collection Period relating to the Deposit Date on which the Repurchase Payment will be made.

                  "Required Deposit Rating" has the meaning set forth in the Titling Trust Agreement.

                  "Required Percentage" means the holders of not less than 66 2/3% of the (i) Outstanding Amount in the case of the Notes or (ii) Aggregate Certificate Balance in the case of the Trust Certificates.

                  "Required Related Holders" has the meaning set forth in the Basic Servicing Agreement.

                  "Reserve Account" means the account established pursuant to
Section 5.01(b) of the Trust Agreement, which shall be account number 77145002 in the name "U.S. Bank National Association, as Indenture Trustee, Nissan Auto Lease Trust 2003-A Reserve Account" established with the Securities Intermediary pursuant to the Trust Agreement, together with any successor accounts established pursuant to the Indenture, or after release of the lien of the Indenture, the Trust Agreement.

                  "Reserve Account Deposit Amount" means, (i) on the Closing Date, the Initial Deposit Amount and thereafter, for any Payment Date and the related Collection Period to the extent the amounts on deposit in the Reserve Account are less than the Reserve Account Requirement, an amount equal to the sum of (a) any Excess Amounts with respect to the related Collection Period and
(b) net income realized on the investment of funds on deposit in the 2003-A SUBI Collection Account and the Reserve Account in respect of such Collection Period.

                  "Reserve Account Draw Amount" means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, or (b) the amount on deposit in the Reserve Account after giving effect to all deposits thereto on the related Deposit Date or such Payment Date.

                  "Reserve Account Property" means the Reserve Account and all cash, investment property and other property from time to time deposited or credited to the Reserve Account and all proceeds thereof, including, without limitation, the Initial Deposit.

                  "Reserve Account Requirement" means on any Payment Date, an amount equal to $49,875,185.97.

                  "Residual Value" means the lowest of (i) the Contract Residual, (ii) the MSRP ALG Residual and (iii) the MRM ALG Residual.

                  "Residual Value Loss" means, with respect to any Matured Vehicle or Defaulted Vehicle, the positive difference, if any, between (i) the Securitization Value of the related 2003-A Vehicle at (a) the Maturity Date of the related 2003-A Lease or (b) the date the related 2003-A Lease was terminated and (ii) the sum of all related Net Auction Proceeds and Net Insurance Proceeds.

                  "Residual Value Surplus" means, with respect to any Matured Vehicle or Defaulted Vehicle, the positive difference, if any, between (i) the sum of all related Net Auction Proceeds and Net Insurance Proceeds and (ii) the Securitization Value of the related 2003-A Vehicle at (a) the Maturity Date of the related 2003-A Lease or (b) the date the related 2003-A Lease was terminated by the Lessee.

                   "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Department (or any successor group of the Indenture Trustee), including any Vice

President, Assistant Secretary, or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, or to whom any corporate trust matter is referred within Corporate Trust Department because of his knowledge of and familiarity with the particular subject.

                  "Restricted Jurisdiction" means Alabama and any additional jurisdiction in which the Titling Trust is not qualified and licensed to do business; provided, that the Servicer may change the designation of a jurisdiction as a "Restricted Jurisdiction" by delivering an Officer's Certificate to the Indenture Trustee and the Owner Trustee to the effect that
(i) Leased Vehicles may be titled in the name of the Titling Trustee or the Titling Trustee on behalf of the Titling Trust and beneficial interests therein may be transferred without retitling in Alabama or such other additional jurisdiction, as the case may be, and (ii) such change in designation will not have a material adverse effect on the Issuer.

                  "Rule 144A" means Rule 144A promulgated by the Commission under the Securities Act.

                  "Rule 144A Information" means information requested of the Transferor, in connection with the proposed transfer of a Trust Certificate, to satisfy the requirements of paragraph (d)(4) of Rule 144A.

                  "Sales Proceeds Advance" means the amount advanced by the Servicer to the Issuer on a Deposit Date equal to the Securitization Value of each 2003-A Lease relating to a 2003-A Vehicle that terminated early (but was not a Lease in default) and the amount equal to the Residual Value of each 2003-A Lease relating to a 2003-A Vehicle that matured on its scheduled termination date.

                  "Schedule of 2003-A Leases and 2003-A Vehicles" means the schedule of 2003-A Leases and 2003-A Vehicles attached as Exhibit A to the 2003-A SUBI Supplement and the 2003-A Servicing Supplement (which may be supplied in CD-Rom form) which shall set forth as to each 2003-A Lease or 2003-A Vehicle, as the case may be, (i) the identification number of the 2003-A Lease,
(ii) the identification number of the 2003-A Vehicle, (iii) the related Maturity Date and (iv) the value of the 2003-A Lease and the related 2003-A Vehicle on the Servicer's books as of the Cutoff Date.

                  "Secretary of State" means the Secretary of State of the State of Delaware.

                  "Secured Obligations" has the meaning set forth in Section 5.02(f) of the Trust Agreement.

                  "Securities" means the Trust Certificates and the Notes, collectively.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Balance" means, as of any date, the unpaid principal amount of the Securities as of such date.

                  "Securities Intermediary" means U.S. Bank.

                  "Securitization Rate" means, with respect to a 2003-A Lease, an annualized rate that is equal to 5.10%.

                  "Securitization Value" means, with respect to any 2003-A Lease, the value calculated by the Servicer equal to, as of (i) its Maturity Date, the Residual Value and (ii) any other date, the present value, discounted at the Securitization Rate, of the sum of (a) the aggregate Monthly Payments remaining to be made and (b) the Residual Value.

                  "Securitized Financing" has the meaning set forth in the Titling Trust Agreement.

                  "Security" means either a Note or a Trust Certificate, as the context may require.

                  "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the New York UCC.

                  "Securityholder" means each registered holder of a Note or a Trust Certificate.

                  "Securityholder Available Funds" means, for any Payment Date, all remaining Available Funds after giving effect to the payment to the Servicer of the Servicer Monthly Payment.

                  "Servicer" means NMAC, as Servicer under the Servicing Agreement.

                  "Servicer Default" has the meaning set forth in Section 4.01 to the Basic Servicing Agreement and under Section 8.12 of the 2003-A Servicing Supplement.

                  "Servicer Letter of Credit" means a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company, or financial institution having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Indenture Trustee or Trust Agent, as the case may be, may draw thereupon in the event the Servicer satisfies the Monthly Remittance Condition but fails to deposit SUBI Collections into the 2003-A SUBI Collection Account by the related Deposit Date.

                  "Servicer Monthly Payment" means, with respect to a Payment Date and the related Collection Period, the amount to be paid to the Servicer pursuant to Section 8.03(a)(iv) of the 2003-A Servicing Supplement in respect of
(i) the Payment Date Advance Reimbursement and (ii) the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods.

                  "Servicing Agreement" means the Basic Servicing Agreement, as supplemented by the 2003-A Servicing Supplement.

                  "Servicing Fee" means, with respect to the 2003-A SUBI Assets, the fee payable on each Payment Date equal to, for the related Collection Period, one-twelfth of the product of (i) 1.00% and (ii) the aggregate Securitization Value of all 2003-A Leases as of the first day of such Collection Period.

                  "Settlement Statement" means a statement substantially in the form of Exhibit B to the 2003-A Servicing Supplement.

                  "Special Purpose Affiliate" means a special purpose entity that is an Affiliate of a Beneficiary and was created for the purposes of one or more Securitized Financings.

                  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

                  "State" means any state of the United Sates, Puerto Rico, or the District of Columbia.

                  "Statutory Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

                   "SUBI" has the meaning set forth in the Recitals to the 2003-A Servicing Supplement.

                  "SUBI Certificate" has the meaning set forth in Section 3.02(a) of the Titling Trust Agreement.

                  "SUBI Certificate Transfer Agreement" means the SUBI Certificate Transfer Agreement, dated as of October 29, 2003, between NILT Trust, as transferor, and NALL II, as transferee.

                  "SUBI Collection Account" means, with respect to a SUBI, the related Collection Account created, designated and maintained as such pursuant
Section 4.02(a) of the Titling Trust Agreement.

                  "SUBI Collections" means, with respect to any Collection Period, the net amount collected or received by the Servicer in respect of the 2003-A SUBI Assets during the Collection Period, including: (i) Monthly Payments (including Payments Ahead when received), Payoffs, and any other payments under the 2003-A Leases (excluding any Administrative Charges); (ii) Reallocation Payments and Repurchase Payments made by the Servicer; (iii) Monthly Scheduled Termination Sale Proceeds; (iv) Monthly Early Termination Sale Proceeds; (v) Net Liquidation Proceeds; (vi) Net Insurance Proceeds; (vii) Remaining Net Auctions Proceeds; (viii) Remaining Payoffs; (ix) Excess Mileage and Excess Wear and Tear Charges; (x) Recoveries and (xi) Residual Value Surplus; in each case to the extent not duplicative with any other clause of this definition.

                  "SUBI Trust Agreement" means the Titling Trust Agreement, as supplemented by a 2003-A SUBI Supplement.

                  "Sub-Trust" has the meaning set forth in Section 3.01(b) of the Titling Trust Agreement.

                  "Termination Event" has the meaning set forth in the Interest Rate Cap Agreement.

                  "Titling Trust" means Origination Trust.

                  "Titling Trust Agreement" means Origination Trust Agreement.

                  "Titling Trustee" means Origination Trustee.

                  "TIA" means the Trust Indenture Act of 1939.

                  "Transferor" means NALL II.

                  "Transferor's Formation Documents" means the Certificate of Formation of Nissan Auto Leasing LLC II, dated as of October 24, 2001 and the Limited Liability Company Agreement of Nissan Auto Leasing LLC II, dated as of October 29, 2001.

                   "Transfer Price" has the meaning set forth in Section 2.01 to the SUBI Certificate Transfer Agreement and the Trust SUBI Certificate Transfer Agreement, as the context may require.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust" means Nissan Auto Lease Trust 2003-A, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

                  "Trust Account" has the meaning set forth in the Titling Trust Agreement.

                  "Trust Administration Agreement" means the Trust Administration Agreement, dated as of October 29, 2003, among the NMAC, as the Administrative Agent, the Issuer, the Transferor and the Indenture Trustee.

                  "Trust Agent" means U.S. Bank, as Trust Agent under the Titling Trust Agreement.

                  "Trust Agreement" means the trust agreement, dated as of May 13, 2003, as amended and restated by the Amended and Restated Trust Agreement dated as of October 29, 2003, between the Transferor and the Owner Trustee.

                  "Trust Assets" has the meaning set forth in the Titling Trust Agreement.

                  "Trust Certificateholder" means the Person in whose name a Trust Certificate is registered on the Certificate Register.

                  "Trust Certificates" means the Asset Backed Certificates issued pursuant to the Trust Agreement, substantially in the form of Exhibit A to the Trust Agreement.

                  "Trust Documents" has the meaning set forth in the Titling Trust Agreement.

                  "Trust Estate" means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property, securities, deposit accounts and other property subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including the Collateral Granted to the Indenture Trustee), including (i) the 2003-A SUBI Certificate, evidencing a 100% beneficial interest in the 2003-A SUBI Assets, including the right to payments thereunder from certain amounts in respect of the 2003-A Leases and 2003-A Vehicles on deposit in the 2003-A SUBI Collection Account and investment earnings, net of losses and investment expenses on amounts on deposit in the 2003-A SUBI Collection Account, (ii) amounts deposited in the Reserve Account, (iii) the proceeds of the Interest Rate Cap Agreement and the rights of the Issuer under the Interest Rate Cap Agreement, (iv) the rights of the Issuer under the Back-up Security Agreement,
(v) the rights of the Issuer to the funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, (vi) the rights of the Transferor, as transferee under the SUBI Certificate Transfer Agreement, (vii) the rights of the Issuer, as transferee under the Trust SUBI Certificate Transfer Agreement, (viii) the rights of the Issuer as a third-party beneficiary of the Servicing Agreement, including the right to certain Advances, and the SUBI Trust Agreement, and (ix) all proceeds, accounts, money, general intangibles, instruments, chattel paper, goods, investment property, securities, deposit accounts and other property consisting of, arising from or relating to the foregoing.

                   "Trust SUBI Certificate Transfer Agreement" means the Trust SUBI Certificate Transfer Agreement, dated as of October 29, 2003, between NALL II, as transferor, and the Issuer, as transferee.

                  "Trustee" means NILT, Inc., in its capacity as trustee of the Titling Trust.

                  "2003-A Eligible Lease" means a Lease as to which the following are true as of the Cutoff Date:

                  (a) relates to a Nissan automobile, light duty truck, minivan, or sport utility vehicle, of a model year of 2001 or later;

                  (b) is written with respect to a Leased Vehicle that was at the time of the origination of the related Lease a new Nissan motor vehicle;

                  (c) was originated in the United States on or after March 24, 2000 by a Dealer (i) for a Lessee with a United States address, (ii) in the ordinary course of such Dealer's business, (iii) pursuant to a Dealer agreement that provides for recourse to the dealer in the event of certain defects in the Lease, but not for default by the Lessee, and (iv) in compliance with procedures set forth in the Credit and Collection Policy;

                  (d) is payable solely in United States dollars;

                  (e) is owned, and the related Leased Vehicle is owned by the Titling Trust, free of all liens (including tax liens, mechanics' liens, and other liens that arise by operation of law);

                  (f) has a remaining term to maturity as of the Cutoff Date, of not less than 3 months and not greater than 58 months.

                  (g) provides for level payments that fully amortize the adjusted capitalized cost of the Lease at a contractual annual percentage rate to the related Contract Residual over the lease term and, in the event of a Lessee initiated early termination, provides for payment of the Early Termination Charge;

                  (h) was originated in compliance with, and complies in all material respects with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, Regulation M of the Board of Governors of the Federal Reserve, all state leasing and consumer protection laws and all state and federal usury laws;

                  (i) is not more than 29 days past due as of the Cutoff Date;

                  (j) (A) is the valid, legal and binding full-recourse payment obligation of the related Lessee, enforceable against such Lessee in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of credits' rights in general or (ii) general principles of equity, (B) has not been satisfied, subordinated, rescinded, canceled or terminated, (C) is a Lease as to which no right of rescission, setoff, counterclaim or defense shall have been asserted or threatened in writing, (D) is a Lease as to which no default (other than payment defaults continuing for a period of no more than 29 days as of the Cutoff Date), breach or violation shall have occurred and no continuing condition that with notice or lapse of time or both would constitute a default, breach or violation shall have occurred and (E) is a Lease as to which none of the foregoing shall have been waived (other than deferrals and waivers of late payment charges or fees permitted under the Servicing Agreement);

                  (k) is a Lease which has not been deemed to be uncollectible;

                  (l) the related Lessee of which is a person located in one or more of the 50 states of the United States or the District of Columbia and is not (i) NMAC or any of its Affiliates, or (ii) the United States or any State or any agency or potential subdivision thereof;

                  (m) is a Lease for which there is only one executed original;

                  (n) has an original term of not less than 24 months and not greater than 48 months;

                  (o) is a Lease for which the related Lease Documents are located at an address specified by the Servicer;

                  (p) constitutes "chattel paper" as defined in the UCC;

                  (q) is not recourse to the Dealer;

                  (r) with respect thereto, NMAC, in accordance with its customary procedures, has determined at the time of origination of such Lease that the related Lessee has agreed to obtain physical damage insurance covering the related Leased Vehicle and is required under the terms of such Lease to maintain such insurance; and

                  (s) has a Securitization Value, as of its origination date, of no greater than $47,000.

                   "2003-A Lease" has the meaning set forth in Section 8.01 of the 2003-A Servicing Supplement.

                  "2003-A Servicing Supplement" means the 2003-A SUBI Servicing Supplement to the Basic Servicing Agreement, dated as of October 29, 2003, among the parties to the Basic Servicing Agreement.

                  "2003-A SUBI" has the meaning set forth in Section 12.01(a) of the 2003-A SUBI Supplement.

                  "2003-A SUBI Assets" has the meaning set forth in Section 12.01(b) to the 2003-A SUBI Supplement.

                  "2003-A SUBI Account" means the 2003-A SUBI Collection Account, and any other Trust Account established with respect to the 2003-A SUBI, as the context may require.

                  "2003-A SUBI Certificate" has the meaning set forth in the recitals of the 2003-A SUBI Supplement.

                  "2003-A SUBI Collection Account" means the trust account established pursuant to Section 14.01(a) of the 2003-A SUBI Supplement.

                  "2003-A SUBI Supplement" means the 2003-A SUBI Supplement to the Titling Trust Agreement, dated as of October 29, 2003, among the parties to the Titling Trust Agreement.

                  "2003-A Vehicle" has the meaning set forth in Section 8.01 to the 2003-A SUBI Servicing Supplement.

                  "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  "Underwriting Agreement" means the underwriting agreement relating to the Notes dated October 21, 2003, among JP Morgan Securities Inc., as Representative, on behalf of the several underwriters, NMAC and the Transferor.

                  "United States" means the United States of America, its territories and possessions and areas subject to its jurisdiction.

                  "U.S. Bank" means U.S. Bank National Association.

                  "UTI" has the meaning set forth in Section 3.01(a) of the Titling Trust Agreement.

                  "UTI Beneficiary" means NILT Trust, in its capacity as the initial beneficiary of the Titling Trust.

                  "UTI Certificate" has the meaning set forth in Section 3.03 of the Titling Trust Agreement.

                  "Vehicle Representation Date" has the meaning set forth in the Basic Servicing Agreement.

                  Section 1.02. Interpretative Provisions. Any reference in this Agreement of Definitions to any agreement means such agreement as it may be amended, restated, supplemented, or otherwise modified from time to time; any reference in this Agreement of Definitions to any law, statute, regulation, rule, or other legislative action shall mean such law, statute, regulation, rule, or other legislative action as amended, supplemented, or otherwise modified from time to time, and shall include any rule or regulation promulgated hereunder; and any reference in this Agreement of Definitions to a Person shall include the successor or assignee of such Person.

                  Section 1.03. Notices. All demands, notices, and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as follows: the Issuer, at c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 651-8882), Attention: Corporate Trust Administration with a copy to the Administrative Agent, at 990 West 190th Street, Torrance, California, 90502 (telecopier no. (310) 324-2542), Attention: Treasurer; NILT Trust, at 990 West 190th Street, Torrance, California, 90502 (telecopier no.
(310) 324-2542), Attention: Treasurer; Nissan-Infiniti LT, at 990 West 190th Street, Torrance, California, 90502 (telecopier no. (310) 324-2542), Attention:
Treasurer; NMAC, at 990 West 190th Street, Torrance, California 90502 (telecopier no. (310) 324-2542), Attention: Treasurer; the Transferor, at 990 West 190th Street, Torrance, California 90502 (telecopier no. (310) 324-2542),
Attention: Secretary; NILT, Inc., at U.S. Bank National Association, Wrigley Building, 400 North Michigan Avenue, 2nd Floor, Chicago, Illinois 60611 (telecopier no. (312) 836-6701) Attention: NILT Inc.; Wilmington Trust Company, as Owner Trustee and Delaware Trustee, at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 651-8882), Attention: Corporate Trust Administration; and U.S. Bank National Association, as Indenture Trustee and Trust Agent, at U.S. Bank National Association, Wrigley Building, 400 North Michigan Avenue, 2nd Floor, Chicago, IL 600611 (telecopier no. (312) 836-6701), Attention: Nissan Auto Lease Trust 2003-A.

         Section 1.04. Amendment. (a) This Agreement of Definitions may be amended by the parties hereto, without the consent of any of the Noteholders or the Trust Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein, to add, change or eliminate any other provisions hereof or thereof with respect to matters or questions arising hereunder or thereunder that shall not be inconsistent with the provisions hereof or thereof, or to add or amend any provision therein in connection with permitting transfers of the Certificates or the Notes; provided, however, that any such action shall not, in the good faith judgment of the parties hereto or thereto, adversely affect in any material respect the interests of any Noteholders, any Certificateholders, the Indenture Trustee, the Owner Trustee or the Titling Trustee; or, as a condition to the effectiveness of such amendment, the Indenture Trustee and the Owner Trustee shall have received an Opinion of Counsel to the effect that such action shall not adversely affect in any material respect the interests of any Noteholders or any Certificateholders; and provided, further that any amendment eliminating the Reserve Account or reducing the Reserve Account Requirement shall also require NALL II to deliver to the Owner Trustee an Opinion of Counsel to the effect that after such amendment, for federal income tax purposes, the Issuer will not be treated as an association taxable as a corporation and the Notes should properly be characterized as indebtedness that is secured by the assets of the Issuer.

                  (b) This Agreement of Definitions may also be amended from time to time by the parties hereto including with respect to (i) changing the formula for determining the Reserve Account that which could result in a decrease in the amount of the Reserve Account Requirement, (ii) changing the remittance schedule for deposits in the 2003-A Note Distribution Account and the 2003-A Certificate Distribution Account, or (iii) changing the definition of "Eligible Investments", if either (A) the Indenture Trustee has been furnished with confirmation (written or oral) from each Rating Agency to the effect that such amendment would not cause its then-current rating of any Rated Securities to be qualified, reduced or withdrawn, or (B) the Indenture Trustee has received the consent of the Noteholders holding Notes representing more than 50% of the aggregate Outstanding Principal Amount, voting together as a single class, and the Owner Trustee has received the consent of the Trust Certificateholders holding Trust Certificates representing more than 50% of the aggregate outstanding principal amount of the Trust Certificates (which consent of any Noteholder or Trust Certificateholder given pursuant to this Section 1.03(b) or pursuant to any other provision of this Agreement of Definitions shall be conclusive and binding on such Noteholder or Trust Certificateholder and on all future Noteholders or Trust Certificateholders of such Note and of any or Note or Trust Certificate issued upon the transfer thereof or in exchange thereof, or in lieu thereof whether or not notation of such consent is made upon the Note or Trust Certificate); provided, however, that (1) any amendment eliminating the Reserve Account or reducing the Reserve Account Requirement to less than the lesser of the Reserve Account Initial Deposit and the sum of the Note Balance and the Certificate Balance as of the related Distribution Date (after giving effect to reductions in the Note Balance and Certificate Balance on such Distribution Date), shall also require that the Indenture Trustee and each Rating Agency receive an Opinion of Counsel to the effect that, after such amendment, for federal income tax purposes the Notes will properly be characterized as indebtedness that is secured by the assets of the Issuer; and
(2) no such amendment shall (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 2003-A SUBI Certificate or distributions that shall be required to be made on any Note or Certificate or (y) reduce the aforesaid percentage of the Notes or of the Trust Certificates required to consent to any such amendment, without the consent of all of the Noteholders and all of the Trust Certificateholders holding Notes or Trust Certificates, as applicable, then outstanding.

                  Section 1.05. Severability of Provisions. Any provision of this Agreement of Definitions that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 1.06. Counterparts. This Agreement of Definitions may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 1.07. Headings. The headings of the various Articles and Sections herein are for convenience or reference only and shall not define or limit any of the terms or provisions hereof.

                  Section 1.08. Governing Law. THIS AGREEMENT OF DEFINITIONS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Definitions to be duly executed by their respective officers duly authorized as of the day and year first above written.

                        NISSAN MOTOR ACCEPTANCE CORPORATION
                          Individually, as Servicer, and as Administrative Agent

                        By: /s/ Steven R. Lambert
                            --------------------------------------------
                            Name: Steven R. Lambert
                            Title: President

                        NISSAN-INFINITI LT

                        By: NILT, INC.,
                            as Trustee for Nissan-Infiniti LT

                             By: /s/ Patricia M. Child
                                 ----------------------------------------
                             Name: Patricia M. Child
                             Title: President

                        NILT TRUST
                            as UTI Beneficiary, Grantor, and Transferor

                        By:  U.S. BANK NATIONAL ASSOCIATION,
                             as Trustee for NILT Trust

                             By: /s/ Patricia M. Child
                                 ---------------------------------------
                               Name: Patricia M. Child
                               Title: Vice President

                        NILT, INC.
                               as Trustee for Nissan-Infiniti LT

                        By:  /s/ Patricia M. Child
                            -------------------------------------------
                             Name: Patricia M. Child
                             Title: President

                                                        Agreement of Definitions

                        NISSAN AUTO LEASING LLC II

                        By: /s/ Joji Tagawa
                            -------------------------------------------
                            Name: Joji Tagawa
                            Title: Treasurer

                        NISSAN AUTO LEASE TRUST 2003-A

                        By: WILMINGTON TRUST COMPANY,
                            not in its individual capacity, but solely as Owner Trustee

                           By: /s/ Anita E. Dallago
                               ---------------------------------------
                               Name: Anita E. Dallago
                               Title: Senior Financial Services Officer

                        WILMINGTON TRUST COMPANY
                           as Owner Trustee and as Delaware Trustee

                        By: /s/ Anita E. Dallago
                            -------------------------------------------
                            Name: Anita E. Dallago
                            Title: Senior Financial Services Officer

                        U.S. BANK NATIONAL ASSOCIATION
                            as Trust Agent, Indenture Trustee, and as Secured Party

                        By: /s/ Patricia M. Child
                            -------------------------------------------
                            Name: Patricia M. Child
                            Title: Vice President

                                                        Agreement of Definitions

                                      S-2